Exhibit 5.1

April 5, 2006

HSBC USA Inc.

452 Fifth Avenue

New York, New York 10018

Re:	HSBC USA Inc.
Automatic Shelf Registration Statement on Form S-3 for Debt Securities, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Units (or any combination of the foregoing)

Ladies and Gentlemen:

As Senior Executive Vice President, General Counsel and Secretary of HSBC USA Inc., a Maryland corporation (the “Company”), I am generally familiar with the proceedings in connection with the Company’s Automatic Shelf Registration Statement on Form S-3 (the “Registration Statement”) in which senior debt securities and subordinated debt securities (the “Debt Securities”), preferred stock, without par value, of the Company (the “Preferred Stock”), depositary shares representing Preferred Stock (the “Depositary Shares”), warrants for the purchase of Debt Securities, index warrants, interest rate warrants and universal warrants (collectively, the “Warrants”), purchase contracts with respect to securities of one or more issuers, currencies, commodities, indices or formulas, or one or more indices or baskets of the foregoing (the “Purchase Contracts”) and units comprised of a any combination of one or more Debt Securities, Preferred Stock, Depositary Shares, Warrants and Purchase Contracts (the “Units”) are being registered.

Each issuance of Debt Securities constituting senior debt of the Company will be issuable under that certain Senior Indenture, dated as of March 31, 2006 (the “Senior Indenture”), by and between the Company and Deutsche Bank Trust Company Americas, as Trustee. Each issuance of Debt Securities constituting subordinated debt of the Company will be issuable under that certain Subordinated Indenture, dated as of October 24, 1996, by and between the Company and Deutsche Bank Trust Company Americas (successor to Bankers Trust Company), as Trustee, as supplemented by that certain First Supplemental Indenture to Subordinated Indenture, dated as of December 12, 1996, that certain Second Supplemental Indenture to Subordinated Indenture, dated as of March 1, 1999, and that certain Third Supplemental Indenture to Subordinated Indenture, dated as of March 25, 2000 (as so supplemented, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). The foregoing Indentures have been filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Registration Statement.

The Preferred Stock, if and when issued, will be issuable pursuant to Articles Supplementary to the Company’s charter (the “Articles Supplementary”). The Depositary Shares representing an interest in shares of Preferred Stock, if and when issued, will be issuable under a Deposit Agreement. The form of Deposit Agreement has been filed with the Commission as an exhibit to the Registration Statement.

The Warrants, if and when issued, will be issuable under a warrant agreement (each, a “Warrant Agreement”) or, if part of a Unit, will be issuable under a Unit Agreement (as defined below). The Purchase Contracts, if and when issued, may be issued separately or under a Unit Agreement. The Units, if and when issued, will be issuable under a unit agreement (each, a “Unit Agreement”). The forms of Warrant Agreement, Purchase Contract and Unit Agreement will be filed with the Commission as exhibits to a Form 8-K or an amendment to the Registration Statement in reference to the specific offering of securities, if any, to each relates.

Based upon my review of the records and documents of the Company, I am of the opinion that:

1.     The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland.

2.     The Indentures have been duly authorized, executed and delivered by the Company, and constitute valid and legally binding instruments of the Company enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.     When the issuance of the Debt Securities has been duly authorized by appropriate corporate action, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor in accordance with the Indenture, and as described in the Registration Statement, including the Prospectus and Prospectus Supplement relating to such Debt Securities, such Debt Securities will be legally and validly issued and will be the legal and binding obligations of the Company enforceable in accordance with their terms, except an enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.     When (i) the Deposit Agreement, if required to be entered by the Company and the named depositary for the Preferred Stock, if Depositary Shares are issued, shall have been duly authorized, executed and delivered, and (ii) the Preferred Stock and Depositary Shares, as the case may be, shall have been validly authorized, executed, and delivered by the Company, the named transfer agent, registrar or depositary and full payment therefore received, then the Preferred Stock will be validly issued, fully paid and non-assessable and the Depositary Shares will be validly issued, outstanding and entitled to the benefits afforded by the Deposit Agreement, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’

rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.     When each Warrant Agreement shall have been validly authorized, executed, and delivered by the Company and full payment therefore received, then the related Warrants will be validly issued and outstanding and entitled to the benefits afforded by the Warrant Agreement, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.     When each Purchase Contract shall have been validly authorized, executed, and delivered by the Company and full payment therefore received, then such Purchase Contract will be validly issued and outstanding and enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.     When each Unit Agreement shall have been validly authorized, executed, and delivered by the Company and full payment therefore received, then the related Units will be validly issued and outstanding and entitled to the benefits afforded by the Unit Agreement, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

I hereby consent to the use of my name and my opinion in any Prospectus and Prospectus Supplement filed pursuant to Rule 424 of Regulation C of the Securities Act of 1933, as amended (the “Act”), in connection with the Registration Statement, including any references to my opinions set forth in the documents incorporated by reference therein, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commissions thereunder.

Very truly yours,

/s/ JANET L. BURAK

Janet L. Burak